Exhibit A--Page 1 of 1 Page
                                                             Exhibit A


       Transactions in Shares of Common Stock ($0.01 par value)
         of Musicland Stores Corporation. (CUSIP # 62758B109)
                          Since July 26, 1997
       --------------------------------------------------------


                                               # of Shares
    Trade Date              Price                Purchased
    ------------------------------------------------------

       7/30/97               3.80                   31,200
       7/30/97               3.90                  100,000
       8/06/97               3.98                  400,000
       8/07/97               4.28                   86,300
       8/26/97               4.98                  200,000
       9/02/97               4.94                  200,000
       9/02/97               5.00                   35,000
       9/03/97               5.06                   15,000
       9/05/97               6.78                   60,000
       9/25/97               7.37                   50,000